Exhibit 10.26

AMENDMENT NO. 2

TO

THE 1997 EQUITY PARTICIPATION PLAN

OF

INPATIENT CONSULTANTS MANAGEMENT, INC.

This Amendment No. 2 (this “Amendment”) to The Equity Participation Plan of InPatient Consultants Management, Inc., a Delaware corporation (“IPCM”), is effective as of April 28, 1999, with reference to the following:

1. InPatient Consultants Management, Inc., a California corporation (“IPCM California”), adopted the 1997 Equity Participation Plan (the “Plan”), effective October 22, 1997, for the benefit of its eligible employees, consultants and directors.

2. The Shareholders of IPCM, successor by merger to IPCM California amended the Plan, effective April 18, 1998, increasing the aggregate number of shares which could be issued upon exercise of options or rights or upon any such award under the Plan.

3. The Shareholders and Directors of IPCM now desire to amend the Plan to further increase the aggregate number of shares which may be issued upon exercise of options or rights or upon any such award under the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. As of the date hereof, Article II, Section 2.1(a) of the Plan shall be amended to read in its entirety as follows:

1.0.1 Shares Subject to Plan.

(a) The shares of stock subject to Options, awards of Restricted Stock, Performance Awards, Dividend Equivalents, awards of Deferred Stock or Stock Payments shall be Common Stock, and initially shares of the Company’s Common Stock. The aggregate number of such shares which may be issued upon exercise of such options or rights or upon any such awards under the Plan shall not exceed Five Million Two Hundred Fifty Thousand (5,250,000). The shares of Common Stock issuable upon exercise of such options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares.

2. Except as amended hereby, The 1997 Equity Participation Plan remains in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment this 28th day of April, 1999.

InPatient Consultants Management, Inc., a Delaware corporation

By:	/s/ Adam D. Singer, M.D.

Its:	CEO